UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2010

Tompkins Financial Corporation
(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York		14851
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On Monday, May 10, 2010 at 5:30 p.m., at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York, Tompkins Financial Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders. As of the record date, March 12, 2010, there were 10,791,885 shares of the common stock of the Company, par value $0.10 per share (the “Common Stock”), outstanding and eligible to vote. The holders of 8,249,429 shares of common stock, 76.44% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. The proposals are described in detail in the 2010 Proxy Statement (Definitive Proxy Statement on Schedule 14-A filed April 7, 2010). At the 2010 Annual Meeting, the stockholders elected seventeen (17) director nominees with one-year terms expiring in 2011 to the Company’s Board of Directors and ratified the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Summary of matters acted upon at the 2010 Annual Meeting, and the voting tabulation for each matter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: May 13, 2010	By:	/s/ STEPHEN S. ROMAINE
Stephen S. Romaine
President and CEO